Exhibit 99.1

BeautyHealth Announces $200 million Share Repurchase Authorization

Enters into $100 million accelerated share repurchase agreement

Long Beach, Calif., Sep. 27, 2022 – The Beauty Health Company (NASDAQ: SKIN), home to flagship brand Hydrafacial, today announced its Board of Directors has authorized a share repurchase program of up to $200 million of the Company’s outstanding common stock. In connection with the share repurchase authorization, the Company entered into an accelerated share repurchase agreement (“ASR”) with JPMorgan Chase Bank, N.A., to repurchase $100 million of the Company’s common stock. Upon completion of the ASR, the Company will have authorization to repurchase an additional $100 million of shares of common stock.

BeautyHealth President and Chief Executive Officer Andrew Stanleick commented: “In alignment with the Board of Directors, we believe that BeautyHealth stock is trading at levels that make a repurchase prudent at this time. This buyback demonstrates our conviction in the long-term strategy and growth outlook of BeautyHealth. We are committed to creating value for shareholders through disciplined capital allocation, and we remain in a strong cash position to pursue M&A.”

Under the ASR, the Company will make a payment of $100 million and will receive an initial delivery of approximately 7.7 million shares of the Company’s common stock on September 29, 2022. The company expects to fund the repurchase with cash on-hand. The final number of shares to be repurchased will be based on the average of the daily volume-weighted average price of the Company’s common stock during the term of the ASR, less a discount and subject to adjustments pursuant to terms of the ASR. The final settlement of the ASR is expected to occur during the first quarter of 2023.

Other repurchases under the share repurchase authorization may be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions, other accelerated share repurchase programs, or otherwise. The specific timing, price and size of purchases will depend on prevailing stock prices, general economic and market conditions, and other considerations. The repurchase authorization does not obligate the Company to acquire any particular amount of its common stock and may be suspended or discontinued at any time at the Company’s discretion.

About The Beauty Health Company
The Beauty Health Company (NASDAQ: SKIN) is a global category-creating company delivering beauty health experiences that help consumers reinvent their relationship with their skin, bodies and self-confidence. Our flagship brand, Hydrafacial, created the category of hydradermabrasion by using a patented vortex-fusion delivery system to cleanse, extract, and hydrate the skin with proprietary solutions and serums. Hydrafacial provides a non-invasive and approachable skincare experience. Together, with our powerful community of aestheticians, consumers and partners, we are personalizing skin care solutions for all ages, genders, skin tones, and skin types. Hydrafacial is available in more than 90 countries with an install base of nearly 23,000 delivery systems providing millions of experiences to consumers each year. Find a local Hydrafacial at https://hydrafacial.com/find-a-provider/. For more information, visit www.beautyhealth.com.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “outlook,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; and the impact of the continuing COVID-19 pandemic on the Company’s business. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts
The One Nine Three Group
Investors: Christine Lauterwasser
Email: BeautyealthIR@the193.com

Press: Kurt Hopfenspirger
Email: Beautyhealth@the193.com

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